Exhibit 10.1

Form ISO/NQSO Agreement

Exhibit B-2

JOE’S JEANS INC.

2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Joe’s Jeans Inc., a Delaware corporation (the “Company”), and participant named below (“Participant”). Capitalized terms not defined herein will have the meaning ascribed to them in the Company’s 2004 Stock Incentive Plan (the “Plan”).

Participant:

Social Security:

Address:

Total Option Shares:

Exercise Price Per Share:

Date of Grant:

Expiration Date:

Type of Stock Option

(Check One):	[ ] Incentive Stock Option
[ ] Nonqualified Stock Option

1.              Grant of Option.  The Company hereby grants to Participant an option (this “Option”) to purchase the total number of shares of Common Stock of the Company set forth above as Total Option Shares (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an “incentive stock option” (the “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no representation or guarantee that such Option will qualify as an ISO.  The Option will be an ISO to the maximum extent permitted under the Code and any portion which cannot qualify will be a Nonqualified Stock Option.

2.              Exercise Period.

2.1       Provided Participant continues to provide Continuous Service to the Company or any Subsidiary, the Option will become vested and exercisable with respect to [    ]% of the Shares subject thereto on each of the next [                (    )                ] anniversaries of the Date of Grant until the Option is 100% vested.  Except as provided in this Agreement, unvested Options will not be exercisable on or after Participant’s termination of Continuous Service (“Termination Date”) and will immediately terminate on such Termination Date.

2.2       The Option will expire on the Expiration Date set forth above or earlier as provided in Section 2.1, 3, or 10 of this Agreement or, if applicable, pursuant to Section 7 or 18 of the Plan.

3.              Termination of Continuous Service.

3.1                               If Participant’s Continuous Service is terminated, Options will remain exercisable as follows:

(a)                                 If Participant’s termination of Continuous Service is due to death, all unvested Options will terminate and all vested Options will be exercisable by Participant’s designated beneficiary, or if none, the person(s) to whom such Participant’s rights under the Option are transferred by will or the laws of descendent and distribution for 1 year following the Termination Date (but in no event beyond the term of the Option); provided, that, if the Option is a Nonqualified Stock Option, Participant’s designated beneficiary, or if none, the person(s) to whom such Participant’s rights under the Option are transferred by will or the laws of descent and distribution will have at least 1 year from the Termination Date to exercise such vested Option.

(b)                                 If Participant’s termination of Continuous Service is due to Disability, all unvested Options will terminate and all vested Options will be exercisable by Participant for 1 year following the Termination Date (but in no event beyond the term of the Option).

(c)                                  If Participant’s termination of Continuous Service is due to termination for Cause, the Option will terminate on the Termination Date, regardless of whether the Option was then exercisable.

(d)                                 If Participant’s termination of Continuous Service is due to any other reason, all unvested Options will terminate on the Termination Date and all Options (to the extent exercisable as of the Termination Date) will be exercisable for a period of 3 months following such Termination Date (but in no event beyond the term of the Option) and will thereafter terminate.  The Participant’s status as an employee will not be considered terminated in the case of leave of absence agreed to in writing by the Company (including but not limited to military and sick leave); provided, that, such leave is for a period of not more than 3 months or reemployment upon expiration of such leave is guaranteed by contract or statute.

3.2                               Nothing in the Plan or this Agreement will confer on Participant any right to the continuation of service with the Company, or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time.

4.              Manner of Exercise.

4.1                               To exercise this Option, Participant (or in the case of exercise after Participant’s death or incapacity, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form as may be approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia, (i) Participant’s election to exercise the Option, (ii) the number of shares being purchased, (iii) any restrictions imposed on the shares and (iv) any representations warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.  The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.  The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law and consented to by the Committee in its sole discretion:

(a)                                 by surrender of shares of the Company’s Common Stock (or attestation of ownership thereof) that (1) either (A) have been owned by Participant for more than six (6) months (or such longer or shorter period required to avoid a charge to earnings for financial accounting purposes) and have been paid for within the meaning of SEC Rule 144; or (B) were obtained by Participant in the open public market; and (2) are clear of all liens, claims, encumbrances or security interests;

(b)                                 through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total Exercise Price directly to the Company;

(c)                                  by having the Company withhold Shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the Exercise Price; or

(d)                                 by any combination of the foregoing.

4.2                               At the time of exercise, Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of Options granted hereunder.  Such payment shall be made: (a) in cash, (b) with respect to (b), (c) and (d), by having the Company retain shares which would otherwise be delivered upon exercise of an Option, (c) by delivering to the Company owned and unencumbered Shares not acquired from the Company, or (d) by any combination of any such methods.  For purposes hereof, Shares shall be valued at Fair Market Value.

5.              Issuance of Shares.  Except as otherwise provided in the Plan or this Agreement, as promptly as practicable after receipt of such written notification of exercise and full payment of the Exercise Price and any required income tax withholding, the Company will issue or transfer to Participant the number of Shares with respect to which Options have been so exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and will deliver to Participant a certificate or certificates therefor, registered in Participant’s name.

6.              Company; Participant.

6.1       The term “Company” as used in this Agreement with reference to Continuous Service will include the Company and its Subsidiary, if any, as appropriate.

6.2       Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” will be deemed to include such person or persons.

7.              Non-Transferability.  The Options are not transferable by Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during Participant’s lifetime only by him or her.  No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options will terminate and become of no further effect.

8.              Rights as Shareholder.  Participant or a transferee of the Options will have no rights as shareholder with respect to any Shares until he or she will have become the holder of record of such share, and no adjustment will be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which he or she will become the holder of record thereof.

9.              Adjustments.  Options may be adjusted or terminated in any manner as contemplated by the Plan.

10.       Change in Control.  Upon the occurrence of a Change in Control, all Options will become 100% vested and exercisable in accordance with the Plan; provided, that, Participant is then in Continuous Service.

11.       Compliance with Law.  Notwithstanding any of the provisions hereof, Participant hereby agrees that he or she will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to Participant hereunder, if the exercise hereof or the issuance or transfer of such shares will constitute a violation by Participant or the Company of any provisions of any law or regulation of any governmental authority.  Any determination in this connection by the Committee will be final, binding and conclusive.  The Company will in no event be obliged to register any securities pursuant to the Securities Act (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

12.       Notice.  Every notice or other communication relating to this Agreement will be in writing, and will be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by Participant to the Company will be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.

13.       Binding Effect.  Subject to Section 7 hereof, this Agreement will be binding upon the heirs, executors, administrators and successors of the parties hereto.

14.       Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

15.       Plan.  The terms and provisions of the Plan are incorporated herein by reference, and Participant hereby acknowledges receiving a copy of the Plan.  In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement will govern and control.

16.       Notice of Disqualifying Disposition of ISO Shares.  If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date 2 years after the Date of Grant, and (ii) the date 1 year after transfer of such Shares to Participant upon exercise of the Option, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.  Participant understands that if he elects to exercise the Option in the manner contemplated by Section 4.1(c) hereof, the portion of the Shares withheld to pay the Exercise Price will result in a disqualifying disposition of such Shares under this Section 18.

17.       Tax Consequences.  Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

17.1                        If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject Participant to the alternative minimum tax in the year of exercise.

17.2                        If the Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

17.3                        The following tax consequences may apply upon disposition of the Shares.

(a)         If the Shares are held for more than 12 months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than 2 years after the Date of Grant, any gain realized on disposition of the Share will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within the applicable 1 year or 2 year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

(b)         If the Shares are held for more than 12 months after the date of the transfer of the Shares pursuant to the exercise of an Nonqualified Stock Options, any gain realized on disposition of the Share will be treated as long term capital gain.

(c)          The Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

18.       Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate, effective as of the Date of Grant.

JOE’S JEANS INC.	PARTICIPANT

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)